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                                                                    EXHIBIT 10.2


                                LICENSE AGREEMENT

         This AGREEMENT (the "Agreement") dated as of February 5, 1996, is by and between:

         VISTA LASER CENTERS OF THE PACIFIC, INC., a Nevada corporation (herein called the "Company"); and

         REFRACTIVE SERVICES 800 CORP., a Nevada corporation (herein called "Licensor").

         1. BUSINESS OF THE COMPANY

         1.1. The Company, upon completion of an initial public offering of the Company's securities generating at least $3,000,000 in net cash proceeds to the Company (the "IPO"), will own and manage outpatient surgical centers (the "VLC CENTERS") in the States of California and Nevada providing facilities, equipment and various support services to qualified ophthalmologists and optometrists for vision correction by use of advanced laser technology, focusing in particular on laser vision correction of common refractive disorders such as myopia, hyperopia and astigmatism ("LVC CARE"). The target market of the Company will be the western United States, in particular, the states of California and Nevada. The parties understand that the Company is in the development stage and plans to engage in certain development activities relating to its plan of operation prior to completing an IPO.

         1.2. The Company will apply a portion of proceeds from the IPO adequate to establish one or more Company-owned and managed LVC Centers. The first such LVC Center will be located in Sacramento, California. Such facility will be equipped with equipment selected by the Company's Board of Directors adequate to establish and maintain an advanced, state-of-the art refractive and ophthalmic LVC Center.

         2. LICENSE AND PAYMENT OF CERTAIN COSTS BY LICENSOR AND COMPANY

         2.1. During the term of this Agreement, Licensor covenants and agrees to grant to the Company the right to license, at the Company's option, on an exclusive basis for specific geographic areas of the states of California and Nevada (collectively, the "Territory"), to use 800 area code and 900 area code telephone numbers in which the Licensor has acquired right, title and interest from telephone companies (the "Licensed Rights"). The telephone numbers included in such Licensed Rights include, without limitation, the following:

                           800-933-6775  (800-WE-DO-PRK)
                           800-566-9775  (800-KNOW-PRK)
                           900-933-6775  (900-WE-DO-PRK)
                           900-933-6393  (900-WE-DO-EYE)

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In the event the Licensor shall obtain the right to license additional 800 or
900 area code numbers during the term of this Agreement that translate to telephone numbers useful in promoting the benefits or services or LVC Centers, the Licensor shall promptly advise the Company of the same and such additional telephone numbers shall be included in the Licensed Rights covered by this Agreement.

         2.2. All charges to 800 and 900 area code numbers used by the Licensee during the term of this Agreement shall be paid by the Licensee and reimbursed to the Licensor for telephone calls originated within the Territory. Company shall promptly reimburse the Licensor for any amounts so billed.

         3. LICENSE FEES PAYABLE TO LICENSOR BY THE COMPANY. In the event the Company elects to utilize Licensor's Licensed Rights hereunder, the Company shall pay the following royalties to the Licensor during the term of this
Agreement: an amount equal to 2.5% of the 800-900 Related Revenues received by the Company during the term of this Agreement, payable within 15 days after the end of each month.

         For the purposes of this Agreement, "800-900 RELATED REVENUES" shall mean only those revenues received by the Company and its consolidated subsidiaries for use of their LVC Center facilities and equipment which are generated as direct result of responses to telemarketing activities of the Company by use of any one or more of the Licensed Rights.

         To the extent that 800-900 Related Revenues received by the Company are revenues attributable to a majority-owned subsidiary in which less than 100% of the equity is owned by the Company, the portion of that subsidiary's 800-900 Related Revenues on which the 2.5% shall be based shall be the Company's percentage interest in such revenues based upon its percentage ownership of the equity in said majority-owned subsidiary. (Majority-owned subsidiaries shall mean any corporation or other business entity in which at least a majority of the voting capital stock or other voting rights are beneficially owned or controlled by the Company.) To the extent that 800-900 Related Revenues received by the Company are revenues attributable to a less than majority-owned subsidiary, the portion of that subsidiary's 800-900 Related Revenues on which the 2.5% shall be based shall be the 800-900 Related Revenues actually received by the Company as a result of its percentage interest in subsidiary. No royalties shall be payable on such revenues unless they are actually collected by the Company.

         The Company shall provide Licensor with a detailed accounting of its 800-900 Related Revenues within 15 days after the end of each month, together with such additional detail as Licensor or its authorized representatives shall request. In the event of any overpayment or underpayment of compensation to Licensor hereunder in any month, the amount thereof shall be credited or charged as an adjustment to amounts due in the next month of this Agreement until such overpayment or



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underpayment has been offset.

         4. TERM AND TERMINATION.

         4.1. The initial term of this Agreement shall commence effective with the successful completion of the Company's IPO and shall continue for a period of five (5) years following the completion of the Company's IPO unless earlier terminated in accordance with the following provisions:

                  4.1.1. In the event the Company's IPO has not been successfully completed on or before December 31, 1996, this Agreement may be terminated by Licensor at its sole discretion at any time thereafter upon thirty
(30) days prior written notice to the Company unless the Company's IPO is completed during such 30 day period of grace. If this Agreement is terminated in accordance with this Section 4.1.1, the parties shall be released from all obligations hereunder and the Company shall promptly cease and desist from any further use of the Licensed Rights.

                  4.1.2. In the event the Company or Licensor shall be in material breach of any other covenant or agreement on its part to be performed in this Agreement, this Agreement may be terminated by the other party at its sole discretion at any time thereafter upon thirty (30) days prior written notice unless such material breach has been cured during such 30 day period of grace. Upon any such termination, the Company shall promptly cease and desist from any further use of the Licensed Rights.

         4.2. Upon the expiration of the initial term of this Agreement, this Agreement shall be automatically renewed for successive periods of one year each unless any party hereto shall provide the other party with written notice of its intent to terminate this Agreement at least six (6) months prior to the expiration of the then current term of this Agreement or any renewal thereof.

         5. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail, postage prepaid, or by commercial overnight courier (such as Federal Express, DHL, etc.) with written verification of receipt, to the last known principal office of the other party hereto. Royalty payments to the Licensor hereunder shall be paid to the Licensor at its offices in The Netherlands, c/o Refractive Services 800 Ltd., Statenhof Building, Reaal 5V, P.O. Box 4, 2350 AA Leiderdorp, The Netherlands.

         6. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed by a waiver of any subsequent breach.

         7. GOVERNING LAW. This Agreement shall be governed by and construed


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and enforced in accordance with the laws of the State of California.

         8. ASSIGNMENT. The rights and obligations of the parties to this Agreement shall inure to the benefit of and shall be binding upon their respective successors and assigns.

         9. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification, extension or discharge is sought.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.


"Company":                        VISTA LASER CENTERS OF THE PACIFIC, INC.


                                  By:______________________________
                                       J. Robert Griffin, Chairman


"Licensor"                             REFRACTIVE SERVICES 800 CORP.


                                  By:______________________________
                                       Sukumal Chintagavongse, President


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                              TERMINATION AGREEMENT



         This Termination Agreement (the "Agreement") is entered into by and between VISTA LASER CENTERS OF THE PACIFIC, INC. ("VLC-P") and REFRACTIVE SERVICES 800 CORP. ("RS800"), as of July 31, 1996.


         WHEREAS, VLC-P and RS800 have previously executed a license agreement dated as of February 5, 1996 (the "License Agreement") with respect to VLC-P's possible use of 800 and 900 number telephone lines owned by RS800.

         WHEREAS, VLC-P does not currently anticipate using RS800's telephone lines.

         WHEREAS, the ownership of RS800 changed as of July 18, 1996.

         NOW THEREFORE, in consideration of the mutual covenants set forth below, the parties hereto agree as follows:

         1. The License Agreement is hereby terminated and cancelled.

         2. Neither party is entitled to receive any sum from the other party hereto as the result of any service rendered or performed pursuant to the License Agreement or as a result of the termination of the License Agreement as described herein.


         IN WITNESS WHEREOF, the parties hereto have caused their duly appointed officers to execute this Agreement, effective as of the date first above written.


                          VISTA LASER CENTERS OF THE PACIFIC, INC.

                       By:______________________________________
                          David P. Bates III, President


                          REFRACTIVE SERVICES 800 CORP.

                       By:______________________________________
                          Thomas A. Schultz, President


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